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                                                                EXHIBIT e(10)(f)


                                 AMENDMENT NO. 5
                          MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Equity Funds, Inc., a Maryland corporation, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A

CLASS B SHARES

AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Dent Demographic Trends Fund
AIM Large Cap Basic Value Fund
AIM Large Cap Growth Fund
AIM Weingarten Fund "


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date:               , 1999
     ---------------
                                               AIM EQUITY FUNDS, INC.


Attest:                                        By:
       -------------------------------            ------------------------------
             Assistant Secretary                   Senior Vice President


(SEAL)

                                               A I M DISTRIBUTORS, INC.



Attest:                                        By:
       -------------------------------            ------------------------------
                  Assistant Secretary              Senior Vice President

(SEAL)